Exhibit 1

JOINT FILING STATEMENT

The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on this Schedule 13D/A and amendments thereto, in accordance with the provisions of Rule 13d-1(d) of the Securities Exchange Act of 1934, as amended.

Date:  December 8, 2009

Copano Management Partners, L.L.C.
By:	/s/ Douglas L. Lawing
Name:	Douglas L. Lawing
Title:	President

Copano Partners, L.P.
By:	Copano Management Partners, L.L.C, its general partner
By:	/s/ Douglas L. Lawing
Name:	Douglas L. Lawing
Title:	President

Douglas L. Lawing
/s/ Douglas L. Lawing